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                               PRIME RETAIL, INC
                 EXHIBIT 12.1: COMPUTATION OF RATIO OF EARNINGS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



              (AMOUNTS IN THOUSANDS, EXCEPT FOR RATIO INFORMATION)



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                                                                                                   HISTORICAL
                                                              AS ADJUSTED                     --------------------
                                            ------------------------------------------------
                                                                                               THREE MONTHS ENDED
                                                   THREE MONTHS ENDED MARCH 31, 1996               MARCH 31,
                                            ------------------------------------------------  --------------------
                                            60% CONVERSION   40% CONVERSION   0% CONVERSION     1996       1995
                                            ---------------  ---------------  --------------  ---------  ---------
Income before minority interests..........     $   3,625       $     3,625      $    3,625    $   3,057  $   3,142
Interest incurred.........................         5,819             5,819           5,819        6,387      4,753
Amortization of capitalized interest......            63                63              63           63         56
Amortization of debt issuance costs.......           823               823             823          823        758
Amortization of interest rate protection
 contracts................................           319               319             319          319        319
Less interest earned on interest rate
 protection contracts.....................           (84)              (84)            (84)         (84)      (243)
Less capitalized interest.................          (613)             (613)           (613)        (613)      (581)
                                                  ------           -------         -------    ---------  ---------
  Earnings................................         9,952             9,952           9,952        9,952      8,204
                                                  ------           -------         -------    ---------  ---------
Interest incurred.........................         5,819             5,819           5,819        6,387      4,753
Amortization of debt issuance costs.......           823               823             823          823        758
Amortization of interest rate protection
 contracts................................           319               319             319          319        319
Preferred stock distributions and
 dividends................................         3,000             3,745           5,236        5,236      5,236
                                                  ------           -------         -------    ---------  ---------
  Combined Fixed Charges and Preferred
   Stock Distributions and Dividends......         9,961            10,706          12,197       12,765     11,066
                                                  ------           -------         -------    ---------  ---------
Excess of Combined Fixed Charges and
 Preferred Stock Distributions and
 Dividends over Earnings..................     $      (9)      $      (754)     $   (2,245)   $  (2,813) $  (2,862)
                                                  ------           -------         -------    ---------  ---------
                                                  ------           -------         -------    ---------  ---------
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Distributions
 and Dividends............................            --                --              --           --         --
                                                  ------           -------         -------    ---------  ---------
                                                  ------           -------         -------    ---------  ---------
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